UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10
Amendment No. 1
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Conihasset Capital Partners, Inc.
_______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4414490
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21 Custom House Street, 9th Floor
Boston, MA 02110
_______________________________________________
(Address of Principal Executive Offices and Zip Code)

(617) 320-8347
_______________________________________________
(Registrants Telephone Number, including area code)

with a copy to:

Steven B. Boehm, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Ave, NW
Washington, DC 20004-2415
(202) 637-3593
Securities to be registered under Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Conihasset Capital Partners, Inc. is filing this Registration Statement on Form 10 under the Securities Exchange Act of 1934 (the “Registration Statement”) on a voluntary basis to provide current public information to the investment community and to comply with applicable requirements for the quotation or listing of its securities on a national securities exchange or other public trading market. In this Registration Statement, the “Company,” “we,” “us,” and “our” refer to Conihasset Capital Partners, Inc.

Item 1. Business.

General Development of Business

We are a newly organized, internally managed, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). We were incorporated on March 1, 2006 under the laws of the State of Delaware. We currently have one wholly-owned subsidiary, Conihasset Management, Inc., a Delaware corporation (“Conihasset Management.”)

Our investment objective is to generate both current income and capital appreciation to deliver superior, risk adjusted returns to investors through investment in the debt and equity securities of privately and publicly held small companies that are based in the U.S.

Our primary business goals are to increase our taxable income, net operating income and net asset value by investing in senior debt, subordinated debt and equity of publicly and privately held companies with attractive current yields and potential for equity appreciation and realized gains.

We have recently commenced operations. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially. Shortly after the filing of this Registration Statement, the Company plans to file a notification on Form 1-E of its intent to commence an offering of its common stock under Regulation E of the Securities Act of 1933 (the “1933 Act”) (the “Offering”).

We anticipate that it will take us up to 12 months to invest substantially all of the proceeds of the Offering in accordance with our investment strategy. During this period, we intend that a substantial portion of our overall portfolio will be invested in temporary investments, such as cash and cash equivalents, which we expect will earn yields substantially lower than the interest income that we anticipate receiving in respect of investments in mezzanine and senior secured loans. As a result, we may not be able to pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested.

We are internally managed by our executive officers under the supervision of our board of directors. As a result, we do not pay investment advisory fees, but instead we incur the operating costs associated with employing investment and portfolio management professionals.

As a business development company, we are required to comply with numerous regulatory requirements. For example, we expect to finance our investments using debt and equity; however, our ability to use debt is limited in certain significant respects. See “Regulation as a Business Development Company.”

For U.S. federal income tax purposes, we are currently taxed as an ordinary corporation under Subchapter C of the Internal Revenue code of 1986, as amended (the “Code”). However, we intend to elect, as soon as practicable after qualification, to be treated for federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the Code. As a RIC, we generally would not have to pay corporate-level federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends if we meet certain source-of-income, asset diversification, and income distribution requirements. See “Certain U.S. Federal Income Tax Considerations.” As of the date of this Registration Statement, we cannot determine when we will be able to qualify as a RIC.

Our principal executive offices are located at 21 Custom House Street, 9th Floor, Boston, MA 02110 and our telephone number is (617) 320-8347. We maintain a website on the Internet at www.conihasset.com. Information contained on our website is not incorporated by reference into this Registration Statement and you should not consider information contained on our website to be part of this Registration Statement.

Since the Company only recently commenced operations, it has limited financial information. The Company’s audited financial statements are included in this Registration Statement.

Narrative description of business

General

We are a newly organized, internally managed, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). We were incorporated on March 1, 2006 under the laws of the State of Delaware. We currently have one wholly-owned subsidiary, Conihasset Management. As a business development company, we will be required to comply with certain regulatory requirements. For example, to the extent provided by the 1940 Act, we are limited in our ability to invest in a private company in which certain of our affiliates already has an investment. Also, while we are permitted to finance investments using debt, our ability to use debt will be limited in certain significant respects, most notably that we maintain a 200% asset coverage position. We have not decided whether, and to what extent, we will finance investments using debt. However, we do not expect to use debt until the proceeds of the Offering have been substantially invested in accordance with our investment strategy. See “Risk Factors—Regulations governing our operation as a business development company.”

Although we anticipate that most of the investments in our portfolio are likely to be in long-term subordinated loans with related warrants, options or other securities with equity characteristics, referred to as mezzanine investments, and senior secured loans to U.S. small companies (as used in this Registration Statement, companies with annual revenues of less than $100 million) we may invest throughout the capital structure of these companies, including common and preferred equity, options and warrants, high-yield bonds and other debt and equity securities. Many of our investments will be based on privately negotiated terms and conditions. We expect that our investments will generally range between $500 thousand and $3.0 million each, although this investment size may vary.

While our primary focus will be to generate current income through debt and equity investments in U.S. small companies, we intend to invest up to 30% of our portfolio in other types of investments for the purpose of diversifying our overall portfolio, improving our liquidity or enhancing returns to stockholders. We may also use this portion of our portfolio to invest in other types of securities including high-yield bonds, distressed debt, private equity or securities of public companies, consistent with the regulatory requirements applicable to business development companies.

Because the investments in this 30% portion of our portfolio may be made over a shorter time frame than mezzanine investments and originated loans, we anticipate that until substantially all of the proceeds of the Offering are invested in accordance with our investment strategy, a significant portion of our invested portfolio will consist of syndicated loans to small companies and the types of investments in the 30% portion of our portfolio. Over time, however, we expect that the amount of mezzanine investments in our portfolio will increase.

The Investment Committee

Investment decisions for the Company will be made by the Company’s investment committee subject to the oversight of the board of directors, a majority of whom will be independent from the Company. Our investment committee’s approach embraces a proven, rigorous investment process with well-defined investment parameters and structured risk control techniques that are applied consistently to all investments. The Company believes that this philosophy has demonstrated its value over the years amid varying market cycles.

Investments

We intend to create a varied portfolio that will include mezzanine and senior secured loans, among other investments, by investing approximately $500 thousand to $3.0 million of capital, on average, in the securities of U.S. small companies. Structurally, the loan portion of a mezzanine investment usually ranks subordinate in priority of payment to senior debt, such as senior bank debt, and is often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrowers' capital structure. Typically, mezzanine investments have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to a higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans. The warrants associated with mezzanine investments are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower. Mezzanine investments also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed formula.

Upon completion of the Offering, the Company intends to immediately begin implementing its investment strategy.  Until such time as all of the net proceeds from the Offering are invested pursuant to the Company's investment strategy, the Company intends to invest the excess funds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less from the date of our investment. As we begin to implement our investment strategy, a significant portion of our portfolio will consist of mezzanine investments and other asset classes. While our primary focus will be to generate current income through debt and equity investments in U.S. small companies, we intend to also invest in other types of investments for the purpose of diversifying our overall portfolio, improving our liquidity or enhancing returns to stockholders. We intend to use this portion of our portfolio to implement investment strategies that may include investing in relatively higher yielding asset-backed securities, securities backed by pools of non-investment grade senior secured loans, investment grade bonds, or other collateral (otherwise known as collateralized debt obligations or “CDOs”). We may also invest, consistent with the requirements of the 1940 Act for business development companies, in other types of securities including high-yield bonds, distressed debt, real estate related assets, private equity or securities of public companies that are not thinly traded.

Additionally, we may acquire investments in the secondary market and, in analyzing such investments, we will employ the same analytical process as we use for our primary investments.

Our principal focus will be to make mezzanine investments in and provide senior secured loans to U.S. small companies in a variety of industries. We will generally seek to target companies that generate positive cash flows. We will generally seek to invest in companies from the broad variety of industries in which our investment professionals have direct expertise. We may invest in other industries if we are presented with attractive opportunities.

In an effort to increase returns and the number of loans made, we may in the future seek to securitize a portion of our loans. To securitize loans, we could contribute a pool of loans to a wholly-owned subsidiary and sell investment-grade fixed income securities issued by such subsidiary to investors willing to accept a lower interest rate to invest in investment-grade loan pools. Our retained interest in the subsidiary would consequently be subject to first loss on the loans in the pool. We may use the proceeds of such sales to pay down bank debt, to fund additional investments or for other corporate purposes.

Changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. For example, legislation currently pending in Congress would, if adopted, alter the criteria used to determine if a company is an eligible portfolio company under the 1940 Act by permitting qualifying investments to be made by business development companies in publicly-traded companies with market capitalizations of $250 million and less. We cannot assure you that this legislation will be enacted, or if enacted that it would not be materially different than what has been proposed. Nevertheless, if this or other legislation is enacted, new rules are adopted, or existing rules are materially amended, we may change our investment strategy. Such changes could result in material differences to the strategies and plans set forth in this Registration Statement and may result in our investment focus shifting. Such changes also may require that we dispose of investments made to shift the balance of our portfolio in response to the regulatory change. We may need to dispose of such investments quickly, which would make it difficult to dispose of such investments on favorable terms. Because these types of investments will generally be illiquid, we may have difficulty in finding a buyer for these investments and, if we do, we may have to sell them at a substantial loss.

Current Investments

Through our wholly owned subsidiary, Conihasset Management, we currently have one portfolio company, MRO Investment LLC (“MRO Investment”). MRO Investment is a newly formed limited liability company that was formed for the sole purpose of jointly forming, with Turbine Controls, Inc. “(TCI”), MRO Industries, LLC (“MRO Industries” or the “JV”). The JV is being created to service the fragmented and rapidly growing field of commercial and military manufacture and re-manufacture of turbine-based ground support equipment (“GSE”) currently in use by all branches of the U.S. military and foreign governments, as well as commercial aviation manufacturers. TCI, of Bloomfield, CT currently supplies re-manufactured and OEM whole turbines and assemblies as well as parts to virtually every major defense contractor, the U.S. Department of Defense (“DoD”), commercial aviation manufacturers and suppliers as well as foreign governments seeking to acquire fixed base and portable turbine based power generation units. TCI currently holds all of the quality assurance certifications, including ISO-9001, and is DoD and FAA approved and is also certified as an approved aerospace parts and component supplier. In addition, TCI qualifies as a small business for government contracting purposes. MRO Industries will be 60% owned by MRO Investment and 40 % owned by TCI and/or their designees.

MRO Investment has ten members; nine of those members are not affiliated with the Company. Conihasset Management is the tenth member and owns 22.22% of the outstanding Class A Financial Units and the sole outstanding Class B Financial Unit of MRO Investment. Pursuant to a Management Services Agreement between Conihasset Management and MRO Industries, Conihasset Management will provide management services to MRO Industries, and MRO Industries will pay Conihasset Management a management fee of $12,500 per month during the term of the Management Services Agreement. Also, pursuant to the operating agreement of MRO Investment, Conihasset Management will be entitled to receive a carried interest in an amount equal to 20% of the total distributions from MRO Investment to its members once all holders of the Class A Financial Units have received a return of their capital plus a 15% return on that capital. In addition, going forward, Conihasset Management has the right to receive a structuring fee equal to four percent (4%) of capital contributed to MRO Investment in exchange for the issuance of Units.

Investment Selection

We intend to utilize a value-oriented versus growth oriented philosophy and will commit resources to managing downside exposure.

Prospective portfolio company characteristics

We have identified several criteria that we believe are important in identifying and investing in prospective portfolio companies. These criteria provide general guidelines for our investment decisions; however, we caution you that each prospective portfolio company in which we choose to invest will not meet all of these criteria. Generally, we will seek to utilize our access to information generated by our investment committee to identify investment candidates and to structure investments quickly and effectively.

Fundamental analysis with a value orientation. Our investment philosophy will place a premium on fundamental credit analysis and will have a distinct value orientation. From a debt perspective, we will focus on companies that we believe have sufficient cash flow to service principal and interest on a timely basis. When looking at equity investments, we will seek to invest at relatively low multiples of operating cash flow.

Experienced management. We will generally require that our portfolio companies have an experienced management team. We will also generally require the portfolio companies to have in place proper incentives to induce management to succeed and to act in concert with our interests as investors, including having significant equity interests.

Products and services with a competitive market position. We will seek to invest in target companies that have developed defendable market positions within their respective markets and are well positioned to capitalize on growth opportunities. We will seek to invest in companies that demonstrate competitive advantages versus their competitors, which should help to protect their market position and profitability.

Cash flow. We will seek to invest in companies that we believe will provide a predictable cash flow. We expect that cash flow will be a key means by which we exit from our investments over time, although from time to time underlying asset valuations will be considered in our investment criteria. In addition, we will also seek to invest in companies whose business models and expected future cash flows offer attractive exit possibilities. These companies include candidates for strategic acquisition by other industry participants and companies that may repay our investments through an initial public offering of common stock or another capital market transaction.

Exit strategy. We expect to hold most of our investments to maturity or repayment, but will sell our investments earlier if a liquidity event takes place, such as the sale or recapitalization of a portfolio company.

Liquidation value of assets. The prospective liquidation value of the assets, if any, will be an important factor in our credit analysis. We will emphasize both tangible assets, such as accounts receivable, inventory, equipment and real estate, and intangible assets, such as intellectual property, customer lists, networks and databases.

Due diligence

We will conduct diligence on prospective portfolio companies consistent with the approaches adopted by our investment committee. In conducting our due diligence, we will use publicly available information as well as information from our relationships with former and current management teams, consultants, competitors and investment bankers and the direct experience of our investment committee.

Our due diligence will typically include:

• review of historical and prospective financial information;

• on-site visits;

• interviews with management, employees, customers and vendors of the potential portfolio company;

• review of senior loan documents;

• review of accounting practices;

• background checks; and

• research relating to the company's management, industry, markets, products and services, and competitors.

Upon the completion of due diligence we will determine whether to pursue the potential investment. Additional due diligence with respect to any investment may be conducted on our behalf by our counsel and accountants prior to the closing of the investment, as well as other outside advisors, as we deem appropriate.

Investment Structure

Once we have determined that a prospective portfolio company is suitable for investment, we will work with the management of that company and its other capital providers, including senior, junior and equity capital providers, to structure an investment.

We anticipate structuring our mezzanine investments primarily as unsecured, subordinated loans that provide for relatively high, fixed interest rates that will provide us with significant current interest income. In some cases, we may enter into loans that, by their terms, convert into equity or additional debt securities. Also, in some cases our mezzanine loans will be collateralized by a subordinated lien on some or all of the assets of the borrower. Typically, our mezzanine loans will have maturities of one to five years.

We may also invest in portfolio companies in the form of senior secured loans. We expect these senior secured loans generally will have terms of one to five years. We generally will obtain security interests in the assets of our portfolio companies that will serve as collateral in support of the repayment of these loans. This collateral may take the form of first or second priority liens on the assets of a portfolio company.

In the case of our mezzanine and senior secured loan investments, we will tailor the terms of the investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability. For example, when structuring a debt investment, we will seek to limit the downside potential of our investments by:

•	requiring a total return on our investments (including both interest and potential equity appreciation) that compensates us for credit risk;

•	incorporating “put” rights and call protection into the investment structure; and

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negotiating covenants and other contractual provisions in connection with our investments. Such provisions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.

Our investments may include equity features, such as warrants or options to buy a minority interest in the portfolio company. Any warrants we receive with our debt securities generally will require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the company, upon the occurrence of specified events. In many cases, we will also obtain registration rights in connection with these equity interests. We will seek to achieve additional investment return from the appreciation and sale of these warrants.

We expect to hold most of our investments to maturity or repayment, but will sell our investments earlier if a liquidity event takes place, such as the sale or recapitalization of a portfolio company.

Other Investments

In addition to making the types of investments described above, we may, to the extent permitted by the 1940 Act, make additional investments in other types of securities, including the following:

Asset-Backed Securities. Asset-backed securities are debt securities for which the underlying collateral consists of assets such as credit card receivables and residential and commercial mortgages. The debt securities are typically issued, with different levels of seniority, by a special purpose vehicle organized solely to hold the underlying collateral. We expect to invest primarily in the more junior securities of the special purpose vehicle, which will have higher yields than the more senior classes, and can often be bought in the secondary market at significant discounts to par. These securities will be subordinate to the more senior classes in terms of payment of principal and interest, and will typically be less liquid and rated below investment grade.

Collateralized Debt Obligations (“CDOs”). Collateralized debt obligations are special purpose vehicles that are organized solely to hold pools of collateral such as senior secured loans, investment grade corporate bonds, asset-backed securities and other interest-bearing instruments. The special purpose vehicle usually issues several classes of debt securities, with different levels of seniority, and a class of equity securities. When we invest in a CDO, we expect to invest primarily in the less senior, and thus higher-yielding, debt securities of the CDO. We may also invest in equity securities of CDOs. As in the case of asset-backed securities, the less senior securities will be lower rated and less liquid than the more senior securities.

High Yield Bonds. High yield bonds (also referred to as “junk bonds”) are income securities that are rated below investment grade, such as those rated Ba1 or lower by Moody's Investors Service, Inc. (“Moody's”) or BB+ or lower by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies (“S&P”) or securities comparably rated by other rating agencies, or unrated securities determined by us to be of comparable quality. Our investments in high yield securities may have fixed or variable principal payments and all types of interest rate and dividend payment and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment in kind and auction rate features as well as a broad range of maturities.

The prices of debt securities generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of securities also is inversely related to the coupon of such securities. Accordingly, below investment grade securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity, because of their higher coupon. This higher coupon is what the investor receives in return for bearing greater credit risk. The higher credit risk associated with below investment grade securities potentially can have a greater effect on the value of such securities than may be the case with higher quality issues of comparable maturity, and will be a substantial factor in our relative share price volatility.

Distressed Debt. We may invest in debt securities and other obligations of distressed companies. Investment in distressed debt is speculative and involves significant risk, including possible loss of the principal invested. Distressed debt obligations may be performing or non-performing and generally trade at prices substantially lower than lower grade securities of companies in similar industries.

Equity Securities. We may also invest in equity securities, including common and preferred stocks of issuers selected through our disciplined investment process.

•
Common Stock. Common stock generally represents an equity ownership interest in an issuer. Although common stocks have historically generated higher average total returns than fixed-income securities over the long term, common stocks also have experienced significantly more volatility in those returns and may under perform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which we have exposure. Common stock prices fluctuate for several reasons including changes in investors' perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

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Preferred Stock. Traditional preferred stock generally pays fixed or adjustable rate dividends to investors and generally has a “preference” over common stock in the payment of dividends and the liquidation of a company's assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred stock must be declared by the issuer's board of directors. Income payments on typical preferred stock currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case, all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stock is non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred stock, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by us determine not to pay dividends on such stock, the amount of dividends we pay may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred stock in which we may invest will be declared or otherwise made payable.

Foreign Securities. We may invest in foreign securities, which may include securities denominated in U.S. dollars or in foreign currencies or multinational currency units. Foreign debt securities markets generally are not as developed or efficient as those in the United States. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

We will also be subject to additional risks if we invest in foreign debt securities, including possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Because foreign securities may be purchased with and payable in foreign currencies, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates, exchange control regulations and currency devaluation.

Short-Term Debt Securities; Temporary Defensive Position. Until the proceeds of the Offering are invested in accordance with our investment strategy, during periods in which we determine that we are temporarily unable to follow our investment strategy or that it is impractical to do so or pending re-investment of proceeds received in connection with the sale of a portfolio security or the issuance of additional securities or borrowing money by us, all or any portion of our assets may be invested in cash or cash equivalents. Our determination that we are temporarily unable to follow our investment strategy or that it is impractical to do so will generally occur only in situations in which a market disruption event has occurred and where trading in the securities selected through application of our investment strategy is extremely limited or absent. In such a case, our shares may be adversely affected and we may not pursue or achieve our investment objective.

Relationships with Portfolio Companies

Monitoring

We will monitor our portfolio companies on an ongoing basis. We will monitor the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action for each company.

We will have several methods of evaluating and monitoring the performance and fair value of our investments, which may include, but are not limited to, the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the industry;

•	attendance at and participation in board meetings; and

•	review of monthly and quarterly financial statements and financial projections for portfolio companies.

Regulation as a Business Development Company

We have elected to be regulated as a business development company under the 1940 Act. The 1940 Act requires that a majority of our directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a business development company without the approval of a “majority of our outstanding voting securities,” within the meaning of the 1940 Act.

Qualifying Assets

Under the 1940 Act, a business development company may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to here as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets (the “70% test”). The principal categories of qualifying assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the Securities and Exchange Commission (“SEC”). An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company wholly-owned by the business development company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities with respect to which a broker or dealer may extend margin credit;

(ii) is controlled by a business development company or a group of companies including a business development company and the business development company has an affiliated person who is a director of the eligible portfolio company; or

(iii) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2) Securities of any eligible portfolio company which we control.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. In addition, a business development company must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Managerial Assistance to Portfolio Companies

In general, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, we must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where we purchase such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the business development company, through its directors, officers or employees, offers to provide, and, if requested to, provides significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of debt and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage.

Proxy Voting Policies and Procedures

We vote proxies relating to our portfolio securities in the best interest of our stockholders. We review on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by us. Although we generally vote against proposals that may have a negative impact on our portfolio securities, we may vote for such a proposal if there exists compelling long-term reasons to do so.

Our proxy voting decisions are made by our investment professionals. To ensure that our vote is not the product of a conflict of interest, we require that: (i) anyone involved in the decision making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties.

Stockholders may obtain information regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Conihasset Capital Partners, Inc., 276 Washington Street, #378, Boston, MA 02108.

Other

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the SEC.

We will periodically be examined by the SEC for compliance with the 1940 Act.

We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a business development company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are required to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws, review these policies and procedures annually for their adequacy and the effectiveness of their implementation, and to designate a chief compliance officer to be responsible for administering the policies and procedures.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material United States federal income tax considerations applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under United States federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as in effect as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding this offer. This summary does not discuss any aspects of United States estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under United States federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets in which we do not currently intend to invest.

A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for United States federal income tax purposes:

•
a citizen or individual resident of the United States including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation, for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	a trust over which a court in the United States has primary supervision over its administration or over which United States persons have control; or

•	an estate, the income of which is subject to United States federal income taxation regardless of its source.

A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder who is a partner of a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Our Taxation as a Corporation under Subchapter C of the Code and not as a Regulated Investment Company

Until such time as we seek to be treated and qualify as a RIC under Subchapter M of the Code, and for any other period in which we fail to qualify as a RIC, we will be taxed as a corporation under Subchapter C of the Code and will therefore be subject to corporate-level federal income tax on all of our income at regular corporate rates. We will not be able to deduct distributions to stockholders, nor will they be required to be made. Distributions made prior to such election, to the extent of our current and accumulated earnings and profits, are taxable to our stockholders and, provided certain holding period and other requirements were met (if made in a taxable year beginning on or before December 31, 2008), could qualify for treatment as “qualified dividend income” eligible for the 15% maximum rate applicable to U.S. stockholders taxed as individuals. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

Election to be Taxed as a Regulated Investment Company

We intend to elect to be treated as a RIC under Subchapter M of the Code as soon as we are able to qualify for such election. However, such an election and qualification requires that we comply with certain requirements contained in Subchapter M of the Code that may affect our ability to pursue additional business opportunities or strategies that, if we were to determine we should pursue, could diminish the desirability of or impede our ability to qualify as a RIC. For example, a RIC must meet certain requirements, including source-of income and asset diversification requirements. The income-source requirement mandates that we receive 90% or more of our income from qualified earnings, typically referred to as “good income.” As of the date of this Registration Statement, we cannot determine when we will be able to qualify as a RIC.

As a RIC, we generally will not have to pay corporate-level federal income taxes on any ordinary income or realized capital gains that we distribute to our stockholders as dividends. We may be required, however, to pay federal income taxes on gains built into our assets as of the effective date of our RIC election. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below), and we must distribute all of our earnings and profits for periods prior to our qualification as a RIC. In addition, in order to obtain the federal income tax benefits allowable to RICs, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

Conversion to Regulated Investment Company Status

We intend to seek to be treated as a RIC under Subchapter M of the Code as soon as possible. Prior to the effective date of our RIC election, we will be taxable as a regular corporation under Subchapter C of the Code. It is possible that, on the effective date of that election, we may hold assets (including intangible assets not reflected on the balance sheet, such as goodwill) with “built-in gain,” which are assets whose fair market value as of the effective date of the election exceeds their tax basis. In general, a corporation that converts to taxation as a RIC must pay corporate level tax on any of the net built-in gains it recognizes during the 10-year period beginning on the effective date of its election to be treated as a RIC. Alternatively, the corporation may elect to recognize all of its built-in gain at the time of its conversion and pay tax on the built-in gain at that time. We may or may not make this election. If we do make the election, we will mark our portfolio to market at the time of our RIC election, pay tax on any resulting taxable income, and distribute resulting earnings at that time or before the end of the first tax year in which we qualify as a RIC. If we do not make the election, we will pay such corporate level tax at the time the built-in gains are recognized (which generally will be the years in which the built-in gain assets are sold in a taxable transaction). The amount of this tax will vary depending on the assets that are actually sold by us in this 10-year period, the actual amount of net built-in gain or loss present in those assets as of the effective date of our election to be treated as a RIC and effective tax rates. Recognized built-in gains that are ordinary in character and the excess of short-term capital gains over long-term capital losses will be included in our investment company taxable income, and generally we must distribute annually at least 90% of any such amounts (net of corporate taxes we pay on those gains) in order to be eligible for RIC tax treatment. Any such amount distributed likely will be taxable to stockholders as ordinary income. Built-in gains (net of taxes) that are recognized within the 10-year period and that are long-term capital gains likely will also be distributed (or deemed distributed) annually to our stockholders. Any such amount distributed (or deemed distributed) likely will be taxable to stockholders as capital gains.

One requirement to qualify as a RIC is that, by the end of our first taxable year as a RIC, we must eliminate the earnings and profits accumulated while we were taxable as a C corporation. We would accomplish this by paying to our stockholders a cash dividend representing all of our accumulated earnings and profits for the period from our inception through the end of the prior tax year. The actual amount of that dividend will be based on a number of factors, including our results of operations through the end of the prior tax year. The dividend, if any, of our accumulated earnings and profits will be taxable to stockholders as ordinary income. The dividend will be in addition to the dividends we intend to pay (or be deemed to have distributed) during the tax year equal to our net income for that period.

Taxation as a Regulated Investment Company

For any taxable year in which we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

we generally will not be subject to federal income tax on the portion of our investment company taxable income and net capital gain (i.e., net realized long-term capital gains in excess of net realized short-term capital losses) we distribute to stockholders with respect to that year. (However, as described above, we will be subject to federal income taxes on certain dispositions of assets that had built-in gains as of the effective date of our conversion to RIC status (unless we elect to be taxed on such gains as of such date). In addition, if we subsequently acquire built-in gain assets from a C corporation in a carryover basis transaction, then we may be subject to tax on the gains recognized by us on dispositions of such assets unless we make a special election to pay corporate-level tax on such built-in gain at the time the assets are acquired.) We will be subject to United States federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to our stockholders.

As a RIC, we will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98% of our capital gain net income for the 1-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year (the “Excise Tax Avoidance Requirement”). We will not be subject to excise taxes on amounts on which we are required to pay corporate income tax (such as retained net capital gains). We currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement.

In order to qualify as a RIC for federal income tax purposes and obtain the tax benefits of RIC status, in addition to satisfying the Annual Distribution Requirement, we must, among other things:

•	have in effect at all times during each taxable year an election to be regulated as a business development company under the 1940 Act;

•
derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities and (b) net income derived from an interest in a “qualified publicly traded limited partnership” (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of such issuer; and

•
no more than 25% of the value of our assets is invested in (i) securities (other than U.S. government securities or securities of other RICs) of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

We are authorized to borrow funds and to sell assets in order to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement (collectively, the “Distribution Requirements”). However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet the Distribution Requirements may be limited by (1) the illiquid nature of our portfolio, or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Distribution Requirements, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Any transactions in options, futures contracts, hedging transactions, and forward contracts will be subject to special tax rules, the effect of which may be to accelerate income to us, defer losses, cause adjustments to the holding periods of our investments, convert long-term capital gains into short-term capital gains, convert short-term capital losses into long-term capital losses or have other tax consequences. These rules could affect the amount, timing and character of distributions to stockholders.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses). If our expenses in a given year exceed investment company taxable income (e.g., as the result of large amounts of equity-based compensation), we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may for tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.

Following the effective date of our election to be treated as a RIC, assuming we qualify as a RIC, our corporate-level federal income tax should be substantially reduced or eliminated and, as explained above, a portion of our distributions or deemed distributions may be characterized as long-term capital gain in the hands of stockholders. Except as otherwise provided, the remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

For federal income tax purposes, distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus net realized short-term capital gains in excess of net realized long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. For taxable years beginning on or before December 31, 2008, to the extent such distributions paid by us are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions may be designated by us as “qualified dividend income” eligible to be taxed in the hands of non-corporate stockholders at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the stockholder and company levels. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not be qualified dividend income. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently at a maximum rate of 15%) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

For taxable years beginning on or before December 31, 2008, individual U.S. stockholders are subject to a maximum federal income tax rate of 15% on their net capital gain (i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year) including any long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the Internal Revenue Service (including the amount of dividends, if any, eligible for the 15% “qualified dividend income” rate). Distributions may also be subject to additional state, local, and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the corporate dividends-received deduction or the preferential rate applicable to “qualified dividend income.”

We may be required to withhold federal income tax (“backup withholding”), currently at a rate of 28%, from all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding, or (2) with respect to whom the Internal Revenue Service (the “IRS”) notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.

In general, dividend distributions (other than certain distributions derived from net long-term capital gains) paid by us to a Non-U.S. stockholder are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a Non-U.S. stockholder directly, would not be subject to withholding. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, (and, if an income tax treaty applies, attributable to a permanent establishment in the United States), we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to federal income tax at the rates applicable to U.S. stockholders. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.)

For taxable years beginning prior to January 1, 2008, except as provided below, we generally will not be required to withhold any amounts with respect to certain distributions of (i) U.S.-source interest income, and (ii) net short-term capital gains in excess of net long-term capital losses, in each case to the extent we properly designate such distributions. We may or may not make any such designations. In respect of distributions described in clause (i) above, we will be required to withhold amounts with respect to distributions to a Non-U.S. stockholder:

•	that has not provided a satisfactory statement that the beneficial owner is not a U.S. person;

•	to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. stockholder is the issuer or is a 10% stockholder of the issuer;

•	that is within certain foreign countries that have inadequate information exchange with the United States; or

•
to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. stockholder and the Non-U.S. stockholder is a “controlled foreign corporation” for United States federal income tax purposes.

The cash dividend(s) we intend to pay to our stockholders representing all of our accumulated earnings and profits, if any, for the period from our inception through the effective date of our election to be treated as a RIC, generally will be taxable to Non-U.S. stockholders in the same manner as other dividend distributions described above.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of our common stock, will not be subject to federal withholding tax and generally will not be subject to federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the U.S.), or in the case of an individual stockholder, the stockholder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a Non-U.S. stockholder.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. persons should consult their own tax advisors with respect to the United States federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a Regulated Investment Company

If, subsequent to our qualification for, and election as, a RIC, we were unable to continue to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Such distributions (if made in a taxable year beginning on or before December 31, 2008) would be taxable to our stockholders and provided certain holding period and other requirements were met, could qualify for treatment as “qualified dividend income” eligible for the 15% maximum rate to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the nonqualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized within the subsequent 10 years, unless we made a special election to pay corporate-level tax on such built-in gain at the time of our requalification as a RIC.

Determination of Net Asset Value

We will determine the net asset value per share of our common stock on a quarterly basis. The net asset value per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding.

Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value as is determined in good faith by the board of directors. Since there will typically be no readily available market value for substantially all of our portfolio investments, we will value them at fair value as determined in good faith by our board of directors pursuant to a valuation policy and a consistently applied valuation process. Because of the inherent uncertainty in determining the fair value of investments that do not have a readily available market value, the fair value of our investments determined in good faith by our board of directors may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.

Our methodology includes the examination of, among other things, the underlying investment performance, financial condition and market-changing events that impact valuation. Because of the type of investments that we make and the nature of our business, this valuation process requires an analysis of various factors.

In our valuation process, we use the AICPA's definition of "current sale," which means an "orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale."

Our process for determining the fair value for a private finance investment is applied consistently across our portfolio. The process is as follows. First, we determine the portfolio company's enterprise value as if we were to sell it in a "current sale." We then evaluate the amount of our debt and the position of our debt in the portfolio company's capital structure. If the enterprise value of the portfolio company is in excess of the amount of our last dollar of investment capital given our priority in the capital structure, the fair value of our investment will be considered to be our cost or perhaps, given the structure of our particular security, greater than cost if we are to share in equity appreciation. If the enterprise value of the portfolio company is less than our last dollar of investment capital in the capital structure, then our investment has declined in value and we need to reduce the fair value of our investment and incur a charge to our earnings by recognizing unrealized depreciation.

Determining the enterprise value of a portfolio company, as if that portfolio company were to be sold in a "current sale," is a very complex process, where we must analyze the historical and projected financial results of the portfolio company and analyze the public trading market and the market for mergers and acquisitions (M&A) of private companies to determine appropriate purchase price multiples. In addition, a reasonable discount to the value of our securities must also be reflected when we may have restrictions such as vesting periods for warrants or other factors. We also take into account the collectibility of non-cash interest to determine if we will continue to accrue such interest.

The valuation of illiquid private securities is inherently subjective, and as a result, we must exercise good judgment in our valuation process. Care should be exercised to assure that we have considered the position of the portfolio company today and the position of our security today given the data we have available. Care must also be taken so that the process is not too mechanical; however, there are some specific considerations that should be addressed in our valuation process as follows. The ultimate goal is a reasonable estimate of fair value determined in good faith.

There is no one methodology to determine enterprise value. Typically in the private equity business, companies are bought and sold based upon multiples of EBITDA, cash flow, revenues and in limited instances book value. In determining a multiple to use for valuation purposes, we look to private M&A statistics, is counted public trading multiples or industry practices. In determining the right multiple, one needs to consider not only the fact that our company may be private relative to a peer group, but one must consider the size and scope of our company and its specific strengths and weaknesses. In some cases, when a company is at EBITDA breakeven or slightly below but has excellent future prospects, the best valuation methodology may be a discounted cash flow analysis based upon future projections. If a company is distressed, a liquidation analysis may provide the best indication of enterprise value.

When determining the value of common equity securities or warrants to purchase such securities, we need to consider what type of discount to apply to the value of the security if we are in a minority position, have restrictions on resale, have specific concerns about the receptivity of the M&A market to a specific company at a certain time or other factors. Generally, we find that we apply larger discounts when we are new to an investment, and therefore, a sponsor-controlled exit strategy has not yet been developed. As an investment in the portfolio matures, we generally need to consider whether or not we should begin to reduce discounts, especially if we are generally aware that the sponsor or controlling shareholder group has begun to develop an exit strategy.

When we are the controlling shareholder, the discount imposed should generally be less than in the case of a minority position. We may still contemplate the need to discount for the current state of the M&A market or restrictions we may have imposed on us due to our relationship with management or other capital providers.

Our board of directors will undertake a multi-step valuation process each quarter in connection with determining the fair value of our investments:

▪	Our quarterly valuation process will begin with each portfolio company or investment being initially valued by the investment professionals responsible for the portfolio investment;

▪	Preliminary valuation conclusions will then be documented and discussed with our investment committee;

▪
The valuation committee of our board of directors will review the preliminary valuations and our investment professionals will respond to and supplement the preliminary valuations to reflect any comments provided by the valuation committee; and

▪	Our board of directors will determine the fair value of each investment in our portfolio in good faith after considering the input of the valuation committee and our investment professionals.

Although we do not currently intend to do so, in the future we may hire an independent valuation firm to assist the board of directors in its quarterly valuation process.

Determination of the fair value involves subjective judgments and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Competition

Our primary competitors to provide financing to small companies will include other business development companies, public and private funds, commercial and investment banks, commercial financing companies, and, to the extent they provide an alternative form of financing, private equity funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other business development companies have recently raised, or are trying to raise, significant amounts of capital and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act will impose on us as a business development company. We expect to use the industry knowledge of our investment professionals to assess investment risks and determine appropriate pricing for our investments in portfolio companies. For additional information concerning the competitive risks we face, see “Risk Factors—We operate in a highly competitive market for investment opportunities.”

Employees

As of March 31, 2006 we and our wholly-owned subsidiary have two full time employees, each of whom will be responsible for different areas of our day-to-day operations. In the future, we expect to hire additional investment professionals. We intend to add additional staff to the extent additional resources are required. Neither of our employees is represented by a union. We believe our relationship with our employees is good.

Financial Information About Geographic Areas

The Company currently has no revenues.

Available Information

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Securities Exchange Act of 1934 (the “1934 Act”). Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K, as well as any amendments to those reports, will be available free of charge through our website (at www.conihasset.com ) as soon as reasonably practicable after we file them with the SEC.

Shareholders and the public may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov).

Item 1A. Risk Factors.

General

Investing in our common stock involves a number of significant risks. We cannot assure you that we will achieve our investment objective. You should consider carefully the risks described below and all other information contained in this filing.

Liquidity and Capital Resources

The Company currently has no revenue from operations and in all likelihood will be required to make future expenditures in connection with its marketing efforts along with general administrative expenses.

The Company’s shareholders have committed to fund any shortfalls in the Company’s cash flow on a day to day basis during the period that the Company is in the development stage and is in the process of undertaking an Offering to raise additional capital through the registration of and sale of its equity securities. Management believes that the commitment to fund any shortfalls in the Company’s cash flow for the period detailed above provide the opportunity for the Company to continue as a going concern.

If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Company becomes unable to continue as a going concern.

We have limited operating history.

We were incorporated on March 1, 2006 and have only recently commenced operations. As a result, we have limited financial information on which you can evaluate an investment in us. We are subject to all of the business risks and uncertainties associated with any new business, including the risks that we will not achieve our investment objective and that the value of your investment could decline substantially.

We are dependent upon our key investment personnel for our future success.

We depend on the diligence, skill and network of business contacts of the investment professionals we employ for the sourcing, evaluation, negotiation, structuring and monitoring of our investments. Our future success will also depend, to a significant extent, on the continued service and coordination of our senior management team, particularly, Richard D. Bailey, our President and Chief Executive Officer and Andrew J. Cahill, Chief Operating Officer and Executive Vice President. If either of these individuals, or any other member of our senior management team leaves the Company, it could have a material adverse effect on our ability to achieve our investment objective.

There is no assurance that we will sell any or all of the shares in the Offering.

The Offering is a “best efforts” offering with no required minimum amount to be raised and there is no escrow. This means that even if very few of the shares offered under the Offering are sold, we will not refund any payments made by investors for the shares of common stock. We cannot assure you that any or all of the shares of common stock offered for sale by the Company will be sold.

Our management team has no experience managing a business development company.

The 1940 Act imposes numerous constraints on the operations of business development companies. For example, business development companies are required to invest at least 70% of their total assets primarily in securities of “eligible portfolio companies” (as defined under the 1940 Act), cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. Our management team’s lack of experience in managing a portfolio of assets under such constraints may hinder our ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objective. Furthermore, any failure to comply with the requirements imposed on business development companies by the 1940 Act could cause the SEC to bring an enforcement action against us. If we do not remain a business development company, we might be regulated as a closed-end investment company under the 1940 Act, which would further decrease our operating flexibility.

Our business model depends to a significant extent upon strong referral relationships with private equity sponsors, and our inability to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We expect that members of our management team will maintain their relationships with private equity sponsors, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If our management team fails to maintain its existing relationships or develop new relationships with other sponsors or sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom members of our management team have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

We operate in a highly competitive market for investment opportunities.

We compete for investments with other business development companies and other investment funds (including private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships, and offer better pricing and more flexible structuring than we are able to consider, establish, or offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, we may not be able to achieve acceptable returns on our investments or we may bear substantial risk of capital loss. Furthermore, many of our competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act imposes on us as a business development company.

We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we cannot assure you that we will continue to be able to identify and make investments that are consistent with our investment objective.

Regulations governing our operation as a business development company will affect our ability to, and the way in which we, raise additional capital.

Our business will require capital. We may acquire additional capital from the following sources:

Senior Securities and Other Indebtedness. We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as senior securities, up to the maximum amount permitted by the 1940 Act. If we issue senior securities, including debt or preferred stock, we will be exposed to additional risks, including the following:

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Under the provisions of the 1940 Act, we will be permitted, as a business development company, to issue senior securities only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our debt at a time when such sales and/or repayments may be disadvantageous.

•	Any amounts that we use to service our debt or make payments on preferred stock will not be available for dividends to our common stockholders.

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It is likely that any senior securities or other indebtedness we issue will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, some of these securities or other indebtedness may be rated by rating agencies, and in obtaining a rating for such securities and other indebtedness, we may be required to abide by operating and investment guidelines that further restrict operating and financial flexibility.

•	We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities and other indebtedness.

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Preferred stock or any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock, including separate voting rights and could delay or prevent a transaction or a change in control to the detriment of the holders of our common stock.

Additional Common Stock. We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, warrants, options or rights to acquire our common stock, at a price below the current net asset value of the common stock if our board of directors determines that such sale is in our best interests and that of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price, which, in the determination of our board of directors, closely approximates the market value of such securities (less any distributing commission or discount). We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, the percentage ownership of our stockholders at that time would decrease and they may experience dilution. Moreover, we can offer no assurance that we will be able to issue and sell additional equity securities in the future, on favorable terms or at all.

Securitization of Loans. In addition to issuing securities to raise capital, we plan to securitize our loans to generate cash for funding new investments. To securitize loans, we will typically create a wholly-owned subsidiary and contribute a pool of loans to the subsidiary. This would generally include the sale of interests in the subsidiary on a non-recourse basis to purchasers who are willing to accept a lower interest rate to invest in investment grade loan pools. We will also retain a portion of the equity in the securitized pool of loans. An inability to successfully securitize our loan portfolio could limit our ability to grow our business, fully execute our business strategy and adversely affect our earnings, if any. Moreover, the securitization of our loan portfolio might increase our exposure to risk for losses, as the residual loans in which we do not sell interests will tend to be those that are riskier and more apt to generate losses.

We will remain subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code.

Although we intend to qualify as a RIC under Subchapter M of the Code, we are currently subject to tax as an ordinary corporation under Subchapter C of the Code, and no assurance can be given that we will be able to qualify and maintain any RIC status if elected. To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements.

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The annual distribution requirement for a RIC will be satisfied if we distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

•	The income source requirement will be satisfied if we obtain at least 90% of our income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.

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The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and remain subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances, or contractual payment-in-kind interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount or increases in loan balances as a result of contractual payment-in-kind arrangements will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.

Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus remain (or become) subject to corporate-level income tax. For additional discussion regarding the tax implications of a RIC, see “Certain U.S. Federal Income Tax Considerations.”

Because we intend to distribute substantially all of our income to our stockholders upon our election to be treated as a RIC, we will continue to need additional capital to finance our growth. If additional funds are unavailable or not available on favorable terms, our ability to grow will be impaired.

In order to satisfy the requirements applicable to a RIC and to avoid payment of excise taxes, we intend to distribute to our stockholders substantially all of our net ordinary income and net capital gain income. As a business development company, we generally are required to meet a coverage ratio of total assets to total senior securities, which includes all of our borrowings and any preferred stock we may issue in the future, of at least 200%. This requirement limits the amount that we may borrow. Because we will continue to need capital to grow our investment portfolio, this limitation may prevent us from incurring debt and require us to raise additional equity at a time when it may be disadvantageous to do so. While we expect to be able to borrow and to issue additional debt and equity securities, we cannot assure you that debt and equity financing will be available to us on favorable terms, or at all. In addition, as a business development company, we generally are not permitted to issue equity securities priced below net asset value without stockholder approval. If additional funds are not available to us, we could be forced to curtail or cease new investment activities, and our net asset value could decline.

We may borrow money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Borrowings, also known as leverage, magnify the potential for gain or loss on amounts invested and, therefore, increase the risks associated with investing in us. We may borrow from and issue senior debt securities to banks and other lenders. Holders of these senior securities will have fixed dollar claims on our assets that are superior to the claims of our common stockholders. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. Leverage is generally considered a speculative investment technique.

Changes in interest rates may affect our cost of capital and net investment income.

Because we may borrow to fund our investments, a portion of our income is dependent upon the difference between the interest rate at which we borrow funds and the interest rate at which we invest these funds. A portion of our investments will have fixed interest rates, while a portion of our borrowings will likely have floating interest rates. As a result, a significant change in market interest rates could have a material adverse effect on our net investment income. In periods of rising interest rates, our cost of funds could increase, which would reduce our net investment income. We may hedge against interest rate fluctuations by using standard hedging instruments such as futures, options and forward contracts, subject to applicable legal requirements, including without limitation, all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to rely on outside parties with respect to the use of such financial instruments or develop such expertise internally.

A significant portion of our investment portfolio will be recorded at fair value as determined in good faith by our board of directors and, as a result, there will be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by our board of directors. We are not permitted to maintain a general reserve for anticipated losses. Instead, we are required by the 1940 Act to specifically value each individual investment and record an unrealized loss for any asset we believe has decreased in value. Typically there will not be a public market for the securities of the privately-held companies in which we will generally invest. As a result, we will value our investments in privately-held companies on a quarterly basis based on a determination of their fair value made in good faith and in accordance with the written guidelines established by our board of directors. The types of factors that may be considered in fair value pricing our investments include the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time, and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

The lack of liquidity in our investments may adversely affect our business.

We will generally make investments in private companies. Substantially all of these securities are subject to legal and other restrictions on resale or are otherwise less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded our investments. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we have material non-public information regarding such portfolio company.

Our quarterly and annual results could fluctuate significantly.

Our quarterly and annual operating results could fluctuate significantly due to a number of factors. These factors include the small number and range of values of the transactions that are completed each quarter, fluctuations in the values of our investments, the timing of the recognition of unrealized gains and losses, the degree to which we encounter competition in our markets, the volatility of the stock market and its impact on our unrealized gains and losses, as well as other general economic conditions. As a result of these factors, quarterly and annual results are not necessarily indicative of our performance in future quarters and years.

Our financial condition and results of operations will depend on our ability to manage growth effectively.

Our ability to achieve our investment objective will depend on our ability to grow, which will depend, in turn, on our management team’s ability to identify, evaluate and monitor, and our ability to finance and invest in, companies that meet our investment criteria.

Accomplishing this result on a cost-effective basis will be largely a function of our management team’s handling of the investment process and its ability to provide competent, attentive and efficient services, as well as our access to financing on acceptable terms. In addition to monitoring the performance of our existing investments, members of our management team and our investment professionals may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. In order to grow, we will need to hire, train, supervise and manage new employees. However, we cannot assure you that any such employees will contribute to the success of our business. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition, and results of operations.

Our ability to enter into transactions with our affiliates will be restricted.

We are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act and we will generally be prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person, or entering into joint transactions with such person, absent the prior approval of the SEC.

Changes in laws or regulations governing our operations may adversely affect our business.

We and our portfolio companies are subject to local, state and federal laws and regulations. These laws and regulations, as well as their interpretation, may be changed from time to time. Accordingly, any change in these laws or regulations could have a material adverse affect on our business.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our board of directors has the authority to modify or waive our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to pay you dividends and cause you to lose all or part of your investment.

Our investments in portfolio companies may be risky, and we could lose all or part of our investment.

Investing in small companies involves a number of significant risks. Among other things, these companies:

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may have limited financial resources and may be unable to meet their obligations under their debt instruments that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees that we may have obtained in connection with our investment;

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may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

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generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers and directors may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies; and

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generally have less publicly available information about their businesses, operations and financial condition. We are required to rely on the ability of our management team and investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We will invest primarily in senior secured loans, junior secured loans and subordinated debt issued by small companies. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

Even though we may have structured certain of our investments as senior loans, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we actually provided managerial assistance to that portfolio company, a bankruptcy court might recharacterize our debt investment and subordinate all or a portion of our claim to that of other creditors. We may also be subject to lender liability claims for actions taken by us with respect to a borrower’s business or instances where we exercise control over the borrower. It is possible that we could become subject to a lender’s liability claim, including as a result of actions taken in rendering significant managerial assistance.

We may not control any of our portfolio companies.

We may not control any of our portfolio companies, even though we may have board representation or board observation rights and our debt agreements may contain certain restrictive covenants. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions also may decrease the value of collateral securing some of our debt investments and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and harm our operating results.

Defaults by our portfolio companies will harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt investments that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elects to prepay amounts owed to us. Additionally, prepayments could negatively impact our return on equity, which could result in a decline in the market price of our common stock.

We may not realize gains from our equity investments.

Certain investments that we will make in the future may include warrants or other equity securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization, or a public offering, which would allow us to sell the underlying equity interests.

If our primary investments are deemed not to be qualifying assets, we could be precluded from investing in the manner described in this Registration Statement or deemed to be in violation of the 1940 Act.

In order to comply with the 1940 Act requirements for business development companies, we must not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. If we acquire equity securities from an issuer that has outstanding marginable securities at the time we make an investment, these acquired assets cannot be treated as qualifying assets. This result is dictated by the definition of “eligible portfolio company” under the 1940 Act, which in part looks to whether a company has outstanding marginable securities.

Amendments promulgated in 1998 by the Federal Reserve expanded the definition of a marginable security under the Federal Reserve’s margin rules to include any non-equity security. Thus, any debt securities issued by any entity are marginable securities under the Federal Reserve’s current margin rules. As a result, the staff of the SEC has raised the question to the business development company industry as to whether a private company that has outstanding debt securities would qualify as an “eligible portfolio company” under the 1940 Act.

The SEC has issued proposed rules to correct the unintended consequence of the Federal Reserve’s 1998 margin rule amendments of apparently limiting the investment opportunities of business development companies. In general, the SEC’s proposed rules would define an eligible portfolio company as any company that does not have securities listed on a national securities exchange or association. We do not believe that these proposed rules will have a material adverse effect on our operations.

Until the SEC or its staff has taken a final public position with respect to the issue discussed above, we will continue to monitor this issue closely, and may be required to adjust our investment focus to comply with and/or take advantage of any future administrative position, judicial decision or legislative action.

There is a risk that you may not receive dividends or that our dividends may not grow over time.

We intend to make distributions on a quarterly basis to our stockholders. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a business development company, we may be limited in our ability to make distributions.

Investing in our shares may involve an above average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

Our current stockholder is controlled by our management.

Conihasset Partners LLC (“Conihasset Partners”), an entity controlled by Messrs. Bailey and Cahill, owns 100% of our common stock. Messrs. Bailey and Cahill are also part of the management and are thus, responsible for the investment and operational decisions of the Company. As a result, such individuals will be able to exert influence over our management and policies. Such persons, either through Conihasset Partners or in their own name, may acquire beneficial ownership of additional shares of our equity securities in the future. This concentration of ownership may also have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

There are significant potential conflicts of interest.

In the course of our investing activities, we will pay the salaries of our management as well as the operating expenses associated with the operation of our company. As a result, investors in our common stock will receive distributions on a “net” basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments.

Currently, we have no revenue and will not have revenue until after we have begun to invest the proceeds of the Offering. As a result of this arrangement, there may be times when our principals have interests that differ from those of our stockholders, giving rise to a conflict.

Our stockholders may have conflicting investment, tax and other objectives with respect to their investments in us. The conflicting interests of individual stockholders may relate to or arise from, among other things, the nature of our investments, the structure or the acquisition of our investments, and the timing of disposition of our investments. As a consequence, conflicts of interest may arise in connection with decisions made by our principals, including with respect to the nature or structuring of our investments that may be more beneficial for one stockholder than for another stockholder, especially with respect to stockholders' individual tax situations. In selecting and structuring investments appropriate for us, we will consider the investment and tax objectives of our stockholders and us as a whole, not the investment, tax or other objectives of any stockholder individually.

The market price of our common stock may fluctuate significantly.

The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•
significant volatility in the market price and trading volume of securities of business development companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;

•	loss of RIC status;

•	changes in earnings or variations in operating results;

•	changes in the value of our portfolio of investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	departure of our key personnel;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Our investments in foreign securities may involve significant risks in addition to the risks inherent in U.S. investments.

Our investment strategy contemplates that a portion of our investments may be in securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of our investments will be denominated in U.S. dollars, our investments that are denominated in a foreign currency are subject to the risk that the value of a particular currency may change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that we will, in fact, hedge currency risk or, that if we do, such strategies will be effective.

If we engage in hedging transactions, we may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transaction may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

While we may enter into transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Terrorist attacks and other acts of violence or war may affect any market for our common stock, impact the businesses in which we invest and harm our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Such attacks or armed conflicts in the United States or elsewhere may impact the businesses in which we invest directly or indirectly, by undermining economic conditions in the United States. Losses resulting from terrorist attacks are generally uninsurable.

Certain provisions of our certificate of incorporation and bylaws as well as the Delaware General Corporation Law could deter takeover attempts and have an adverse impact on the price of our common stock.

Our certificate of incorporation and our bylaws as well as the Delaware General Corporation Law contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price for our common stock.

Forward-Looking Statements

Some of the statements in this Registration Statement constitute forward-looking statements, which relate to future events or the Company's future performance or financial condition. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to: future operating results; business prospects and the prospects of portfolio companies; the impact of investments expected to be made; contractual arrangements and relationships with third parties; the dependence of the Company's future success on the general economy and its impact on the industries in which the Company invests; the ability of portfolio companies to achieve their objectives; expected financings and investments; the adequacy of the Company's cash resources and working capital; and the timing of cash flows, if any, from the operations of portfolio companies.

Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "position," "target," "mission," "assume," "achievable," "potential," "strategy," "goal," "objective," "plan," "aspiration," "outlook," "outcome," "continue," "remain," "maintain," "strive," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Actual results could differ materially from those projected in the forward-looking statements for any reason, including the factors set forth in "Risks" and elsewhere in this Registration Statement.

The forward-looking statements included in this Registration Statement are based on information available to the Company on the date of this Registration Statement, and the Company assumes no obligation to update any such forward-looking statements.

Item 2. Financial Information.

The Company has only recently commenced operations and made its first investment on March 31, 2006. The Company’s audited financial statements dated March 31, 2006 are attached to this Registration Statement.

Discussion of Management’s Expected Operating Plans

Overview

We were incorporated under the Delaware General Corporation Law in March 2006. We have elected to be treated as a business development company under the 1940 Act. As such, we are required to comply with certain regulatory requirements. For instance, we generally have to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less. The Offering will significantly increase our capital resources.

Revenues

We plan to generate revenue in the form of interest payable on the debt securities that we will hold and capital gains, if any, on warrants or other equity interests that we may acquire in portfolio companies. We expect our investments in debt securities, whether in the form of mezzanine or senior secured loans, to have a term of up to five years and typically to bear interest at a fixed or floating rate. We currently intend to structure our investments so that interest on debt securities will be payable generally quarterly or semi-annually, with the amortization of principal generally being deferred for several years from the date of the initial investment. The principal amount of the debt securities and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of commitment, origination, structuring or diligence fees, fees for providing significant managerial assistance and possibly consulting fees. Any such fees will be generated in connection with our investments and recognized as earned.

Expenses

Our primary operating expenses will include the payment of salaries and normal operations expenses incurred by a company of this type. We will pay the sales load as well as our expenses incurred in connection with the Offering and our organizational expenses.

We will incur costs and expenses of our operations and transactions, including those relating to: any offering of our common stock or any other securities; calculating our net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by us or payable to third parties, including agents, consultants or other advisers, related to or associated with our financial and legal affairs and the evaluating, making and monitoring of our investments and performing due diligence on our prospective portfolio companies; interest payable on our debt or dividends on our preferred stock, if any; transfer agent and custodial fees; registration fees; listing fees; taxes; independent directors' fees and expenses; costs of preparing and filing reports or other documents of the SEC; the costs of any reports, proxy statements or other notices to stockholders, including printing costs; our allocable portion of a fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including auditor and legal costs, printing, mailing, telephone, copying, secretarial and other staff costs; and all other expenses incurred by us in connection with administering our business, occupancy costs, the allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs, technology and communications systems and costs, insurance and other operating costs.

Financial Condition, Liquidity and Capital Resources

The Company currently has no revenue from operations and in all likelihood will be required to make future expenditures in connection with its marketing efforts along with general administrative expenses.

Conihasset Partners, LLC, the Company’s sole stockholder, has committed to fund any shortfalls in the Company’s cash flow on a day to day basis during the period that the Company is in the development stage and is in the process of undertaking an Offering to raise additional capital through the registration of and sale of its equity securities. Management believes that the commitment to fund any shortfalls in the Company’s cash flow for the period detailed above provide the opportunity for the Company to continue as a going concern.

If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Company becomes unable to continue as a going concern.

We currently have only one investor. We intend to generate cash primarily from the proceeds of the Offering and cash flows from operations, including interest earned from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less. In the future, we may also fund a portion of our investments through borrowings from banks and issuances of senior securities. We do not expect to incur such indebtedness until the proceeds of the Offering have been substantially invested, but we may in the future elect to incur indebtedness. In the future, we may also securitize a portion of our investments in mezzanine or senior secured loans or other assets. Our primary use of funds will be investments in portfolio companies and cash distributions to holders of our common stock.

At the present time, we intend to distribute our securities both directly and through a placement agent. We intend to offer a maximum of $5,000,000 of the Company’s common stock, par value $0.001 per share, in the Offering. Immediately after the Offering, we will have no indebtedness and cash resources of approximately $4,450,000, net of offering expenses, if the maximum is raised.

We plan to invest the proceeds of the Offering in portfolio companies in accordance with our investment objective and strategies described in this Registration Statement. We intend to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. It may take a significant amount of time to invest fully the proceeds of the Offering. We anticipate that it will take us up to 12 months to invest substantially all of the proceeds of the Offering in accordance with our investment strategy. Pending such investment, we will invest the proceeds primarily in cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less from the date of investment. These securities may earn yields substantially lower than the income that we anticipate receiving once our investment strategy is fully implemented. As a result, we may not be able to achieve our investment objective and/or pay any dividends during this period or, if we are able to do so, such dividends may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested in accordance with our investment strategy. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Off-Balance Sheet Arrangements

As of the date hereof, we have no off-balance sheet arrangements.

Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt and equity securities of private companies. Our investments generally will have no established trading market. Since there is typically no ready market for these investments, we will value substantially all of our investments at fair value as determined in good faith by the board of directors in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

We expect to hedge against interest rate fluctuations in the future by using standard hedging instruments such as interest rate swaps, futures, options and forward contracts. While hedging activities may insulate us against adverse fluctuations in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of loans.

Item 3. Properties.

We maintain our principal executive office at 21 Custom House Street, Boston, MA 02110; however, our current mailing address is 276 Washington Street, #378, Boston, MA 02108. Our principal executive office consists of approximately 150 square feet of office space. Currently, we are using these premises on an informal rent-free basis. We expect to enter into a formal lease with the law firm of Klieman, Lyons, Schindler & Gross for use of these premises in the near future. Thomas Bailey, the brother of our President and Chief Executive Officer, is a partner of that law firm. We anticipate that the rent under the new lease will be approximately $1,500 per month.

We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the respective areas.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

As of March 31, 2006, there were issued and outstanding 150,100 shares of our common stock. The following table provides information regarding the beneficial ownership of our common stock as of March 31, 2006.

The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Shares of Common Stock	Conihasset Partners, LLC 276 Washington Street, Boston, MA 02108*	150,100 shares	100%

*Conihasset Partners is controlled by Messrs. Bailey and Cahill. Mr. Bailey owns a 1/6 financial interest and Mr. Cahill owns a 1/3 financial interest in Conihasset Partners. Additionally, our Chief Financial Officer, Keith Lowey has a 1/6 financial interest in Conihasset Partners. As a result, Each of Messrs. Bailey, Cahill, and Lowey could be deemed beneficial owners of the shares of the Company. None of the other officers or directors has any beneficial ownership in the Company.

Item 5. Directors and Executive Officers.

Information about our current directors and executive officers is set forth below. We have divided the directors into two groups — independent directors and interested directors. Interested directors are “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. The address for each director and officer is c/o Conihasset Capital Partners, Inc., 276 Washington Street, #378, Boston, MA 02108.

Independent Directors

Name	Age	Positions Held
F. David Clarke, III (1,2,3)	49	Director
Bradley J. Hoecker (1,2,3,4)	44	Director
Jerry Julian (1)	69	Director
Lawrence M. Lipsher (1,2,3)	63	Chairman of the Board of Directors

Interested Directors

Name	Age	Positions Held
Richard D. Bailey (4)	48	President, Chief Executive Officer and Director
Andrew J. Cahill (4)	49	Chief Operating Officer, Executive Vice President, Secretary and Director

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) Member of Investment Committee

Executive Officers

Name	Age	Positions Held

Richard D. Bailey (4)	48	President and Chief Executive Officer
Andrew J. Cahill (4)	49	Chief Operating Officer, Executive Vice President and Secretary
Keith Lowey	44	Chief Financial Officer

(4) Member of Investment Committee

Biographical Information

Independent Directors

F. David Clarke, III. Mr. Clarke has been Chairman of the board of directors of Clarke-Hook Corporation since December 1990. He is currently a director of Standard Register, Inc., a NYSE company. Mr. Clarke holds a JD degree from University of Dayton and a BS from Villanova University.

Bradley J. Hoecker. Mr. Hoecker has been a partner of Stonington Partners, a private investment firm, since November 1997.  He has been engaged in principal investing since 1989, having served as an investment professional with Merrill Lynch Capital Partners from 1989 to 1994.  He is currently a director of the following companies: Merisel, Inc., Obagi Medical Products, Inc. and TeleBermuda.  Mr. Hoecker’s prior investment experience included having principal responsibility and serving as a director with respect to numerous private and public companies. Mr. Hoecker holds a M.M. from the Kellogg Graduate School of Management and a B.B.A. from Southern Methodist University.

Jerry E. Julian. Mr. Julian currently performs consulting services to Stone Pine Accounting Services, LLC. Mr. Julian was a Manager with Stone Pine from 1996 through November 1, 2005. Mr. Julian’s responsibilities included performing technical reviews for all financial statements prepared by the Firm. In addition, he was responsible for pre-acquisition investigations, due diligence reviews, business valuations and other specialized accounting projects. Prior to his employment with Stone Pine, Mr. Julian was the Chief Financial Officer for a Denver based financial services company. Mr. Julian received a Bachelor of Science in Business Administration, with a major in Accounting from the University of Evansville. He is a Certified Public Accountant.

Lawrence M. Lipsher. For the past 10 years, Mr. Lipsher has been a principal of Sippican Group, LLC and Martin Associates, LLC, both of which provide management and financial advisory services to small and middle market companies. Mr. Lipsher is a director of The Yale Club of New York City and former Chair of the Yale Alumni Association. Mr. Lipsher holds an MBA from Columbia University and a BA from Yale University.

Interested Directors

Richard D. Bailey. Prior to founding the Company, Mr. Bailey was Managing Director of Corporate Finance at Kevin Dann & Partners, a NYC based institutional brokerage and investment banking concern. Before joining Kevin Dann he was Executive Director at Oppenheimer & Co, the tenth largest independent brokerage firm in the US and at its predecessor firm CIBC World Markets, the US investment arm of the Canadian Imperial Bank of Commerce. From 1996 to 2001, he was a partner and Managing Director of the Stone Pine Companies, a Denver based private equity and advisory firm. From 1987 to 1994, Mr. Bailey held senior management positions at a cold rolled strip steel mill near Pittsburgh and a specialty shaped wire manufacturer in New Haven, Connecticut. He holds a MA from Fairfield University and a BA from Providence College.

Andrew J. Cahill. Mr. Cahill has approximately twenty-five years experience in corporate finance and investment banking. Mr. Cahill is also a founder and partner of Iron Investments LLC and Shore Capital LLC, special purpose investment partnerships. Prior to co-founding the Company, Mr. Cahill was a Director of Acquisitions at Summit Investment Management, LLC, a private investment firm. From 1997 to 2004, Mr. Cahill was a Managing Director of Stone Pine Companies, a private equity and advisory firm. Prior to joining Stone Pine, Mr. Cahill was a founding member and Managing Director-Investment Banking of Laidlaw Holdings, Inc., where he was engaged in originating and managing corporate finance business with a focus on small to medium size initial public offerings and private placements for corporations in multiple industries. He holds a MBA from Fordham University and a BS from Villanova University.

Executive Officers

Keith Lowey. Mr. Lowey is a principal of Verdolino & Lowey, P.C.  Mr. Lowey has been in public and private practice in the accounting field since 1983. Prior to being a principal in Verdolino & Lowey, he was controller/CFO Foxboro Stadium Associates, L.P from 1986 to 1990.  He also worked for Arthur Andersen & Co from 1983 to 1986.  Mr. Lowey has extensive experience in accounting and taxation. Mr. Lowey is a Certified Public Accountant.

Our directors hold office until the next annual meeting of stockholders or until their successor is elected and qualified or until his or her earlier resignation or removal.

Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Committees of the Board of Directors

Our board of directors currently has the following committees:

Audit Committee

The audit committee is responsible for overseeing all of our financial and legal and regulatory compliance functions, including matters relating to the appointment and activities of our auditors, audit plans and procedures, various accounting and financial reporting issues and changes in accounting policies, and reviewing the results and scope of the audit and other services provided by our independent public accountants. The members of the audit committee are Messrs. Clarke, Hoecker, Julian, and Lipsher, each of whom is independent for purposes of the 1940 Act. Mr. Julian serves as the chairman of the audit committee. Our board of directors has determined that Mr. Julian is an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The compensation committee determines the compensation for our executive officers. The members of the compensation committee are Messrs. Clarke, Hoecker, and Lipsher, each of whom is independent for purposes of the 1940 Act. Mr. Clark serves as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for identifying, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on our board of directors or a committee of the board, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The nominating and corporate governance committee considers nominees properly recommended by our stockholders. The members of the nominating and corporate governance committee are Messrs. Clark, Hoecker, and Lipsher, each of whom is independent for purposes of the 1940 Act. Mr. Hoecker serves as the chairman of the nominating and corporate governance committee.

Investment Committee

The investment committee will review and approve each investment proposed to be made by the Company in accordance with our investment objective and strategies. The members of the investment committee are Messrs. Bailey, Cahill, and Hoecker.

Item 6. Executive Compensation.

Directors Compensation

We plan to pay our non-employee directors an annual fee of $15,000, payable quarterly in advance. The non-employee directors also receive a fee of $1,000 for any regular or special meeting attended, or $500 for each telephonic meeting in which the director participated, for any meeting in excess of five meetings in any year. The meeting fees for the first five meetings of a year are included within the annual fee paid to the director.

We also pay each non-employee director who serves as the chair of the audit committee an additional annual fee of $5,000 and each non-employee director who serves as the chairman of the compensation and nominating committees an annual fee of $2,000. Each of these annual fees is payable quarterly in advance. The other non-employee members of these committees will receive an annual fee of $1,000 for serving on the committee. The non-employee directors also receive a fee of $600 for any regular or special meeting of a committee attended, or $300 for each telephonic meeting of a committee in which the director participated, for any meeting in excess of three meetings in any year. The meeting fees for the first three meetings of a year are included within the annual committee fee paid to the directors. We also reimburse directors for out-of-pocket expenses incurred in attending board and committee meetings and undertaking certain matters on our behalf. Directors who are employees do not receive separate fees for their services as directors.

Our certificate of incorporation permits us to secure insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company or is or was serving at our request as a director or officer of another enterprise for any liability arising out of his or her actions, regardless of whether the Delaware General Corporation Law would permit indemnification. We will obtain liability insurance for our officers and directors.

Employment Agreements

None of our officers or directors have employment agreements with the Company or its subsidiary, Conihasset Management. Since the Company is currently not generating any revenue and has very limited assets, the Company’s executives are currently not receiving compensation for their services to the Company. At such time as the company begins to generate revenue, it is expected that the compensation committee of the board of directors will implement a compensation program that is comparable to the compensation programs in similarly sized and situated companies. Since the Company is internally managed, once the company has the assets to pay salaries to executives, those salaries will be paid directly from the assets of the Company. If at such time as the Company becomes externally managed, it will comply with the provisions of Section 15 of the 1940 Act, including the requirement that investment advisory contracts be approved by shareholders.

Stock Option Plan

Our stock option plan is intended to encourage stock ownership in us by our officers and directors. The principal objective in awarding stock options to our eligible officers and directors is to align each optionee’s interests with our success and the financial interests of our stockholders by linking a portion of such optionee’s compensation to the performance of our stock and the value delivered to stockholders. A total of 2,000,000 shares of common stock are reserved for issuance under our stock option plan. Stock options will be granted under the stock option plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if our stock price increases. Each option will state the period or periods of time within which the option may be exercised, which may not exceed ten years from the date of grant. The compensation committee will determine the amount and features of the stock options, if any, to be awarded to optionees. The compensation committee will evaluate a number of criteria, including the past service of each such optionee to us, the present and potential contributions of such optionee to our success and such other factors as the compensation committee shall deem relevant in connection with accomplishing the purposes of the stock option plan, including the recipient’s current stock holdings, years of service, position with us and other factors. The compensation committee will not apply a formula assigning specific weights to any of these factors when making its determination. The compensation committee will award stock options on a subjective basis and such awards will depend in each case on the performance of the officer or director under consideration, and in the case of new hires, their potential performance.

The stock option plan is designed to satisfy the conditions of Section 422 of the Code so that, if the compensation committee so elects, options granted under the stock option plan may qualify as “incentive stock options.” To qualify as “incentive stock options,” options may not become exercisable for the first time in any year if the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

Under current SEC rules and regulations applicable to business development companies, a business development company may not grant options to non-employee directors. Subsequent to this Offering, we expect to apply for exemptive relief from the SEC to permit us to grant options to purchase shares of our common stock to our non-employee directors as a portion of their compensation for service on our board of directors.

Item 7. Certain Relationships and Related Transactions.

Transactions With Management and Others

Conihasset Partners, an entity in which Richard Bailey and Andrew Cahill own 100% of the governance units and in which Andrew Cahill owns approximately a 1/3 financial interest and Richard Bailey and his brother, Thomas Bailey, and Keith Lowey each own approximately a 1/6 interest, acquired 150,100 shares of common stock of the Company on March 30, 2006. In exchange for these shares, Conihasset Partners contributed the following to the Company: $150,100 in cash; the opportunity to acquire an ownership interest in MRO Investment, and, in connection therewith, the right to receive a carried interest and other economic and governance benefits; and the opportunity to perform management services, in exchange for a management fee, for MRO Industries.

The Company contributed its entire interest in MRO Investment, along with the right to receive a carried interest and other economic and governance benefits, and the right to receive management fees, to its wholly-owned subsidiary, Conihasset Management.

Transactions With Promoters

Richard Bailey and Andrew Cahill are the promoters of the Company. Their transactions with the company are described directly above.

Item 8. Legal Proceedings.

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operations.

Item 9.  Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

There is no public market for our common stock. Our common stock is not listed on any securities exchange at the present time. We intend to approach authorized market makers to have them apply to have the shares of our common stock traded on the “Pink Sheets” or the OTC Bulletin Board once we complete the Offering. We can give no assurance that we will be able to find a market maker willing to make a market in our securities. Even if we obtain trading in our common stock, we are not certain that any trading market will be sustained.

Holders

As of March 31, 2006 Conihasset Partners is our only stockholder of record and owns 100% of our outstanding common stock.

Dividends; Preferred Stock

Our certificate of incorporation (the “charter”) provides that the Board of Directors may authorize and issue preferred stock with rights as determined by the Board of Directors, by action of the Board of Directors without the approval of the holders of the common stock. Holders of common stock have no preemptive right to purchase any preferred stock that might be issued. Whenever shares of preferred stock are outstanding, the holders of common stock will not be entitled to receive any distributions from the Company unless all accumulated dividends on the preferred stock have been paid, unless asset coverage (as defined in the 1940 Act) with respect to the preferred stock would be at least 200% after giving effect to the distributions, and unless certain other requirements imposed by any rating agencies rating the preferred stock have been met.

Under the 1940 Act, the Company is not permitted to issue preferred stock unless after such issuance the value of the Company's total assets, less certain ordinary course liabilities, is at least 200% of the amount of any debt outstanding and 200% of the sum of any debt outstanding and the liquidation preference of any preferred stock outstanding. In addition, the Company is not permitted to declare any cash distributions on its common stock unless, at the time of and after giving effect to such declaration or repurchase, the value of the Company's total assets satisfies the same tests. If the Company issues preferred stock, the Company intends, to the extent possible, to purchase or redeem shares of preferred stock from time to time to the extent necessary in order to maintain coverage of any preferred stock of at least 200%.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of preferred stock would be entitled to receive a preferential liquidating distribution, which is expected to equal the original purchase price per share of preferred stock plus accumulated and unpaid dividends, whether or not declared, before any distribution of assets is made to holders of common stock. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preferred stock will not be entitled to any further participation in any distribution of assets by the Company.

If the Company has preferred stock outstanding, the holders of preferred stock voting separately as a class will be entitled to elect two of the Company's directors. The remaining directors of the Company will be elected by holders of common stock and preferred stock voting together as a single class. In the event the Company fails to pay dividends on preferred stock for two years, holders of preferred stock may be entitled to elect a majority of the directors of the Company until all arrearages are paid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred stock, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred stock, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Company's subclassification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Company's ability to take any such actions may be impeded to the extent that there is any preferred stock outstanding. The Board of Directors presently intends that, except as otherwise indicated in the Company's offering memorandum and except as otherwise required by applicable law, holders of preferred stock will have equal voting rights with holders of common stock (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of common stock as a single class on matters affecting the common stock and the preferred stock.

The affirmative vote of the holders of a majority of the outstanding preferred stock, voting as a separate class, will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred stock so as to affect materially and adversely such preferences, rights or powers, or to increase or decrease the authorized number of shares of preferred stock. The class vote of holders of preferred stock described above will in each case be in addition to any other vote required to authorize the action in question.

Although it may do so in the future, the Company has no current intention to issue preferred stock.

Securities authorized for issuance under equity compensation plans

The Company has established a stock option plan to encourage stock ownership in the Company by our officers and directors. The principal objective in awarding stock options to our eligible officers and directors is to align each optionee’s interests with our success and the financial interests of our stockholders by linking a portion of such optionee’s compensation to the performance of our stock and the value delivered to stockholders.

Under the 1940 Act, a business development company may not grant options to non-employee directors unless, among other things, exemptive relief is obtained from the SEC to do so. We intend to apply for exemptive relief from the SEC to permit us to grant options to purchase shares of our common stock to our non-employee directors as a portion of their compensation for service on our board of directors.

Item 10. Recent Sales of Unregistered Securities.

As described above under Item 7, on March 30, 2006, the Company sold 150,100 shares of its common stock to Conihasset Partners in exchange for $150,100 in cash; the opportunity to acquire an ownership interest in MRO Investment, and, in connection therewith, the right to receive a carried interest and other economic and governance benefits; and the opportunity to perform management services, in exchange for a management fee, for MRO Industries. The sale of these shares was exempt from registration under the 1933 Act pursuant to Section 4(2) because they were not issued pursuant to a public offering.

Item 11. Description of Registrant’s Securities to be Registered.

The following description is based on relevant portions of the Delaware Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Delaware Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

If the maximum number of shares is sold, upon completion of the Offering, our outstanding capital stock will consist of 1,150,100 shares of stock, par value $0.001 per share, all of which will initially be classified as common stock. There is currently no market for our common stock, and we can offer no assurances that a market for our shares will develop in the future. Our common stock has not been approved for listing on any exchange and there is no ticker symbol. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

Under our charter, our board of directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by Delaware Corporation Law, our charter provides that the board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefore. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Delaware law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. Although it may do so in the future, the Company has no current intention to issue preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and any corporate agents in terms sufficiently broad to indemnify such person under certain circumstances for liabilities, including reimbursement for expenses, incurred arising under the 1933 Act. The charter and by-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and such right to indemnification will continue as to a person who has ceased to be a director or officer of the Company and will inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred will include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers of the Company. The rights to indemnification and to the advance of expenses are subject to the requirements of the 1940 Act to the extent applicable. Any repeal or modification of the charter by the stockholders of the Company will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

The Company’s audited financial statements are attached hereto as an exhibit.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On April 24, 2006, the board of directors unanimously voted to appoint Friedman LLP as the Company's independent registered public accounting firm. During the period from the date of our inception, March 1, 2006, though March 31, 2006, and any subsequent interim period prior to engaging Friedman LLP, neither we nor anyone acting on our behalf, consulted Friedman LLP regarding the application of accounting principles to a contemplated or proposed transaction, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event, each as defined in Item 304 of Regulation S-X.

Item 15. Financial Statements and Exhibits.

This Space Left Intentionally Blank

INDEX TO FINANCIAL STATMENTS

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Statement of Assets and Liabilities as of March 31, 2006	F-2

Consolidated Statement of Operations for the period from Inception,
March 1, 2006 through March 31, 2006	F-3

Consolidated Schedule of Investments as of March 31, 2006	F-4

Consolidated Statement of Changes in Net Assets for the period from inception,
March 1, 2006 through March 31, 2006	F-5

Consolidated Statement of Cash Flows for the period from Inception,
March 1, 2006 through March 31, 2006	F-6

Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Conihasset Capital Partners, Inc.
Boston, Massachusetts

We have audited the accompanying consolidated statement of assets and liabilities of Conihasset Capital Partners, Inc. (the Company), including the consolidated schedule of investments, as of March 31, 2006, and the related consolidated statements of operations, cash flows and changes in net assets, and the financial highlights (included in Note 7) for the period of inception, March 1, 2006 though March 31, 2006. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the consolidated financial position of Conihasset Capital Partners, Inc. as of March 31, 2006, the consolidated results of its operations, its cash flows, changes in its net assets, and its financial highlights for the period of inception, March 1, 2006 though March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Friedman LLP
East Hanover, New Jersey
May 1, 2006

CONIHASSET CAPITAL PARTNERS, INC.
(a development stage company)

Consolidated Statement of Assets and Liabilities
March 31, 2006

Assets

Investment, at cost	$100,000
Cash and cash equivalents	50,100

Total Assets	$150,100

Liabilities and Net Assets

Accrued Organizational Costs	$33,517
Accrued Offering Costs	24,483

Total Liabilities	58,000

Net Assets

Preferred stock, par value $0.001:
1,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001 per share:
10,000,000 shares authorized, 150,100 shares
issued and outstanding	150
Additional paid-in capital	125,467
Deficit accumulated during development stage	(33,517)

Total Net Assets	92,100

Total Liabilities and Net Assets	$150,100

Net asset value per share	$0.61

See accompanying notes to consolidated financial statements.

CONIHASSET CAPITAL PARTNERS, INC.
(a development stage company)

Consolidated Statement of Operations
For the Period from Inception, March 1, 2006,
Through March 31, 2006

Revenues	$-

Costs and expenses
Organization expenses	33,517

Decrease in net assets resulting from operations	$(33,517)

Decrease in net assets resulting from operations attributable to common stockholders	$(3.44)
Weighted average shares of common stock outstanding, basic and diluted	9,755

See accompanying notes to consolidated financial statements.

CONIHASSET CAPITAL PARTNERS, INC.
(a development stage company)

Consolidated Schedule of Investments
As of March 31, 2006

Company	Industry	Investments	Principal	Cost	Fair Value

Affiliate Investment
MRO Investments, LLC	Aviation	22.2% equity interest	$ 100,000	$ 100,000	$ 100,000

See accompanying notes to consolidated financial statements.

CONIHASSET CAPITAL PARTNERS, INC.
(a development stage company)

Consolidated Statement of Changes in Net Assets
For the Period from Inception, March 1, 2006
Through March 31, 2006

OPERATIONS
Decrease in net assets resulting from operations	$(33,517)

STOCKHOLDER’S ACTIVITY:
Issuance of common stock for cash	150,100
Offering costs	(24,483)
125,617

NET INCREASE IN ASSET VALUE	92,100

NET ASSETS:
Beginning of period	0
End of period	$92,100

See accompanying notes to consolidated financial statements.

CONIHASSET CAPITAL PARTNERS, INC.
(a development stage company)

Consolidated Statement of Cash Flows
For the Period from Inception, March 1, 2006
Through March 31, 2006

Cash flow from operating activities:
Decrease in net assets resulting from operations	$(33,517)
Adjustments to reconcile decrease in net assets resulting from operations to net cash used in operating activities
Accrued expenses	58,000
Purchase of investment	(100,000)

Net cash used in operating activities	(75,517)

Cash flow from financing activities
Proceeds from the issuance of common stock	150,100
Offering costs	(24,483)

Net cash provided by financing activities	125,617

Net increase in cash and cash equivalents	50,100
Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$50,100

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to consolidated financial statements.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

1. ORGANIZATION AND BUSINESS

Conihasset Capital Partners, Inc., a development stage company (“CCP” or the “Company”), was organized as a Delaware corporation on March 1, 2006. CCP is a newly organized closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940. CCP intends to concentrate on making investments in companies having annual revenues of less than $100 million. In most cases, these companies will be privately held or will have thinly traded public equity securities.

CCP is the parent and sole stockholder of Conihasset Management, Inc. (“Conihasset Management”). Conihasset Management a company organized to make mezzanine investments in and provide senior secured loans to small U.S. companies. Business Development Companies (“BDC”) were created by Congress under the Small Business Investment Act of 1980. The reason and intent behind the legislation was to make the US capital markets more easily accessible to small business. In addition, the legislation was enacted to provide to institutional and retail investors an easily accessible avenue to small business loans and investments which at the time was regarded as a very difficult to access asset class. Business Development Companies differ from more widely known private equity partnerships in that they are liquid investments (i.e. can be bought and sold by the retail or institutional investor via a registered broker-dealer) that are required to publicly disclose on a quarterly basis the value of each of their loans and investments.

The Company intends to create a varied portfolio that will include mezzanine and senior secured loans by investing approximately $500 thousand to $3.0 million of capital, on average, in the securities of U.S. small companies. The Company expects that its target portfolio over time will include both mezzanine investments and senior secured loans among other types of investments.

Upon completion of the Offering, the Company intends to immediately begin implementing its investment strategy.  Until such time as all of the net proceeds from the Offering are invested pursuant to the Company's investment strategy, the Company intends to invest the excess funds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less from the date of our investment. As the Company begins to implement its investment strategy, a significant portion of its portfolio will consist of mezzanine investments and other asset classes. Additionally, the Company may acquire investments in the secondary market and, in analyzing such investments, will employ the same analytical process as it uses for its primary investments.

The Company’s principal focus will be to make mezzanine investments in and provide senior secured loans to U.S. small companies in a variety of industries. The Company will generally seek to target companies that generate positive cash flows. The Company will generally seek to invest in companies from the board variety of industries in which its investment professionals have direct expertise. The Company may invest in other industries if it is presented with attractive opportunities.

Through the Company’s wholly owned subsidiary, Conihasset Management, Inc, (“Conihasset Management”), the Company currently has one portfolio company, MRO Investments, LLC (“MRO Investments”). MRO Investments is a newly formed limited liability company that was formed for the sole purpose of jointly forming, with Turbine Controls, Inc. “(TCI”), MRO Industries, Inc. (“MRO Industries” or the “JV”). The JV was created to service the fragmented and rapidly growing field of commercial and military manufacture and re-manufacture of turbine based ground support equipment (“GSE”) currently in use by all branches of the U.S. military, foreign government as well as commercial aviation manufacturers.

Pursuant to a Management Services Agreement between Conihasset Management and MRO Industries, Conihasset Management will provide management services to MRO Industries, and MRO Industries will pay Conihasset Management a management fee of $12,500 per month during the term of the Management Services Agreement.  Services listed in the Management Services Agreement currently include, but are not limited to: advising and assisting the Company in obtaining bank and purchase order financing; implementing and overseeing a back office cash management and disbursement program; appointing a Chairman of the Board of Directors in addition to appointing a majority of directors to the Company's Board; advising and assisting with strategic planning; advising and assisting with operational planning; performing new investment analysis; and rendering other such assistance as needed.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements from the period of inception, March 1, 2006 though March 31, 2006 are prepared in accordance with accounting principles generally accepted in the U.S. and include the results of operations of the Company and its wholly owned subsidiary, Conihasset Management, Inc. All inter-company accounts and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. The company evaluates all of its estimates on an on-going basis. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and investments with original maturities to the Company of three months or less. Cash is invested at high quality financial institutions. At March 31, 2006 there are no cash equivalents.

Fair Value of Financial Instruments

The fair value of financial instruments is the amount for which the instrument could be exchanged in a current transaction between willing parties. As of March 31, 2006, the carrying values of cash and cash equivalents and accrued expenses approximated their respective fair values because of the short duration of these instruments.

Valuation of Investments

Investments are carried at fair value, as determined in good faith by the Company’s Board of Directors. Unrestricted securities that are publicly traded are valued at the closing price on the valuation date. For debt and equity securities of companies that are not publicly traded, or for which the Company has various degrees of trading restrictions, the Company prepares an analysis consisting of traditional valuation methodologies to estimate the enterprise value of the portfolio company issuing the securities. The methodologies consist of valuation estimates based on: valuations of comparable public companies, recent sales of comparable companies, discounting the forecasted cash flows of the portfolio company, the liquidation or collateral value of the portfolio company’s assets, third party valuations of the portfolio company, third party sale offers, potential strategic buyer analysis and the value of recent investments in the equity securities of the portfolio company. The Company will weight some or all of the above valuation methods in order to conclude on its estimate of value. In valuing convertible debt, equity or other securities, the Company values its equity investment based on its pro rata share of the residual equity value available after deducting all outstanding debt from the estimated enterprise value. The Company values non-convertible debt securities at cost plus amortized original issue discount (“OID”) to the extent that the estimated enterprise value of the portfolio company exceeds the outstanding debt of the portfolio company. If the estimated enterprise value is less than the outstanding debt of the company, the Company will reduce the value of its debt investment beginning with the junior most debt such that the enterprise value less the value of the outstanding debt is zero. If there is sufficient enterprise value to cover the face amount of a debt security that has been discounted due to detachable equity warrants received with that security, that detachable equity warrant will be valued such that the sum of the discounted debt security and the detachable equity warrant equal the face value of the debt security. For CMBS and CDO securities, the Company prepares a fair value analysis which is based on a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow, and comparable yields for similar securities, when available.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

Due to the uncertainty inherent in the valuation process, such estimates of fair value may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. Additionally, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned. As of March 31, 2006, the percentage of investments that were not publicly traded or for which the Company has various degrees of trading restrictions and therefore the fair value was determined in good faith by the Company’s Board of Directors was 100%.

Loss Per Common Share

Basic loss per common share is computed by dividing net loss allocable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share reflects the dilution from the potential conversion or exercise into common stock of securities such as warrants. In all financial statements presented, diluted net loss per common share is the same as basic net loss per common share. No additional shares of common stock for the potential dilution from the conversion or exercise of securities into common stock are included in the denominator, since the result would be anti-dilutive. There were no anti-dilutive instruments in the period of inception, March 1, 2006 though March 31, 2006.

Concentration of Credit Risk

The Company believes it is not exposed to any significant credit risk with cash and cash equivalents. The Company maintains its cash with a high credit quality financial institution. Each account is secured by the Federal Deposit Insurance Corporation up to $100,000.

Revenue Recognition

The Company has not recognized any revenue from the period of inception, March 1, 2006 though March 31, 2006.

Federal Income Taxes

For U.S. federal income tax purposes, the Company is taxed as an ordinary corporation under Subchapter C of the Code.

However, the Company intends to operate, as soon as practicable after it qualifies to be taxed as a regulated investment company, or RIC, under the Code and, as such, would not be subject to federal income tax on the portion of its taxable income and gains distributed to stockholders. To qualify as a RIC, the Company is required to distribute at least 90% of its investment company taxable income, as defined by the Code. At this time the Company cannot determine when it will be able to qualify as a RIC. Because federal income tax regulations differ from accounting principles generally accepted in the United States, distributions in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. Differences may be permanent or temporary. Permanent differences are reclassified among capital accounts in the financial statement to reflect their tax character. Temporary differences arise when certain items of income, expense, gain or loss are recognized at some time in the future. Differences in classification may also result from the treatment of short-term gains as ordinary income for tax purposes.

The Company utilizes the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are established based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company provides a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has generated a decrease in net assets resulting from operations of $33,517 for the initial month of its taxable year which would ordinarily create a Federal and state net operating loss to be carried forward to utilize against future taxable income. The Company under its intention to elect to qualify as an RIC will lose the benefit of the net operating loss deduction. Therefore, no deferred tax asset or valuation allowance will be recorded for the net operating loss.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

Organization and offering costs

Offering costs incurred in connection with the registration are charged against additional paid-in capital. Organization expenses are nonrecurring and include costs of organizing the business entities and are charged to expense as incurred.

3. LIQUIDITY AND CAPITAL RESOURCES

The Company currently has no revenue from operations and in all likelihood will be required to make future expenditures in connection with its marketing efforts along with general administrative expenses.

Conihasset Partners, LLC, the Company’s sole stockholder, has committed to fund any shortfalls in the Company’s cash flow on a day to day basis during the period that the Company is in the development stage and is in the process of undertaking an Offering to raise additional capital through the registration of and sale of its equity securities. Management believes that the commitment to fund any shortfalls in the Company’s cash flow for the period detailed above provide the opportunity for the Company to continue as a going concern.

If the additional financing or arrangements cannot be obtained, the Company would be materially and adversely affected and there would be substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and realization of assets and classifications of liabilities necessary if the Company becomes unable to continue as a going concern.

4. INVESTMENT CLASSIFICATION

As required by the 1940 Act, the Company classifies its investments by level of control. As defined in the 1940 Act, “Control Investments” are investments in those companies that the Company is deemed to “Control”. “Affiliate Investments” are investments in those companies that are “Affiliated Companies” of the Company, as defined in the 1940 Act, other than Control Investments. “Non-Control/Non-Affiliate Investments” are those that are neither Control Investments nor Affiliate Investments. Generally, under the 1940 Act, the Company is deemed to control a company in which it has invested if it owns more than 25% of the voting securities of such company or has greater than 50% representation on its board. The Company is deemed to be an affiliate of a company in which it has invested if it owns between 5% and 25% of the voting securities of such company.

5. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised), Share-Based Payment, which supersedes Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised), all share-based payments would be treated as other forms of compensation by recognizing the costs, generally measured as the fair value at the date of grant, in the income statement. The Company adopted SFAS No. 123 (revised). In June, 2006, the Company’s Board of Directors approved a Stock Option Plan. The Company has not determined the impact of SFAS No. 123 (revised) on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets", Assets -- an amendment of APB Opinion No. 29 ("SFAS 153"). SFAS 153 is effective, and will be adopted, for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005 and is to be applied prospectively. SFAS 153 eliminates the exception for fair value treatment of non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company currently does not anticipate that the effects of the statement will materially affect its consolidated financial position or consolidated results of operations upon adoption.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

In November 2005, the FASB issued Staff Position No. FAS 115-1 and FAS 124-1, "The Meaning of Other Than Temporary Impairment and its Application to Certain Investments" (the "FSP"). The FSP provides accounting guidance for determining and measuring other-than-temporary impairments of debt and equity securities, and confirms the disclosure for investments in unrealized loss positions as outlined in EITF 03-01, "The Meaning of Other-Than-Temporary Impairments and its Application tom Certain Investments". The FSP is effective for all reporting periods beginning after December 15, 2005 and will not have a material impact on our financial position or cash flows.

In February 2006, the FASB issued SFAS Statement No. 155, "Accounting for Certain Hybrid Financial Instruments", which amends SFAS No. 133 and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The adoption of the provisions of SFAS 155 is not expected to have a material impact on the Company's financial position or results of operations.

In May 2005, the FASB issued SFAS No.154, "Accounting Changes and Error Corrections", a replacement of APB No.20, "Accounting Changes" and FASB Statement No.3 "Reporting Accounting Changes in Interim Financial Statements". SFAS No.154 applies to all voluntary changes in accounting principle and changes in requirements for, and reporting of, a change in accounting principle. SFAS No.154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No.154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 to have a material impact on our financial condition or results of operations.

6. RELATED PARTY TRANSACTIONS

On March 31, 2006 CCP issued 150,100 shares of common stock at $1 per share to provide initial capital. (100% of the outstanding common stock) to Conihasset Partners, LLC, a related entity controlled by the Company’s President and Chief Executive Officer and the Chief Operating Officer and Executive Vice President and who are responsible for the investment and operational decisions of the Company.

On March 31, 2006, Conihasset Management purchased a 22.2% interest in MRO Investment, LLC. See the consolidated schedule of investments and footnote 1 for a detail description of MRO Investments business and purchase.

CONIHASSET CAPITAL PARTNERS, INC.

Notes to Consolidated Financial Statements

7. FINANCIAL HIGHTLIGHTS

Selected per share data

Period Ending March 31, 2006
Net asset value, beginning of period	$0
Issuance of common stock	1.00
Offering costs	(0.17)
Decrease in net assets resulting from operations	(0.22)
Net Asset Value, end of period	$0.61

Ratios and Supplemental Data Net Assets, end of period	$92,100
Average net assets, annualized	$92,100
Total Operating expenses/average net assets, annualized	437%
Net Investment Loss/Average net assets	n/a

EXHIBITS

Exhibit Number	Exhibit Description
3(i)	Certificate of Incorporation of the Company filed with the Delaware Secretary of State on March 1, 2006
3(ii)	By-laws of the Company
10	Stock Agreement between Conihasset Capital Partners, Inc. and Conihasset Partners, LLC

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONIHASSET CAPITAL PARTNERS, INC.

By:	/s/ Richard D. Bailey
Name: Richard D. Bailey
Title: President and Chief Executive Officer

Date: June 23, 2006